EIGHTH AMENDMENT TO THE
GPI SAVINGS PLAN
(As Amended and Restated Effective January 1, 2015)

WHEREAS, Graphic Packaging International, Inc. (the “Company”) maintains for the benefit of its employees the GPI Savings Plan (the “Plan”); and

WHEREAS, Section 13.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan to (i) reflect a forthcoming change to the name of the Company, (ii) exclude non-union hourly employees who are eligible to participate in the GPI Hourly Savings Plan (For Represented Employees), and (iii) recognize employees’ service with International Paper Company and National Carton & Coating, Co. for purposes of the Plan;

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the dates indicated below, the Plan is hereby amended as follows:

1.Effective as of January 1, 2018, “Graphic Packaging International, Inc.” is amended to read as “Graphic Packaging International, LLC” each place it appears in the Plan.

2.Effective as of January 1, 2018, Section 1.24 of the Plan is amended to read as follows:

1.24    Covered Employee means an Employee of a Participating Company who (i) is classified as a salaried or hourly employee by his Participating Company, (ii) is paid from the U.S. payrolls of the Participating Company, and (iii) receives stated Compensation other than a pension, separation pay, retainer, or fee under contract, other than:

(a)    An Employee who is a leased employee within the meaning of Code Section 414(n);

(b)    An individual classified as an independent contractor, a leased employee, co-op student, or an Employee of a company that is not a Participating Company under a Participating Company’s customary worker classification practices (whether or not such individual is actually an Employee of a Participating Company);

(c)    An Employee who is included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies, provided that retirement benefits were the subject of good faith bargaining between employee representatives and the Participating Company or Participating Companies, unless the terms of the collective bargaining agreement require that such Employee be eligible to participate in the Plan;

(d)    An Employee who is a nonresident alien who receives no earned income from an Affiliate which constitutes income from sources within the United States; or

(e)    An Employee who is eligible to actively participate in the GPI Hourly Savings Plan (For Represented Employees).

3.Effective as of December 1, 2017, Section 1.101 of the Plan is amended by adding the following sentence to the end thereof:

An Employee’s period of employment with National Carton & Coating, Co., to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by National Carton & Coating, Co. as of the close of business on November 30, 2017, and became an Employee immediately thereafter.

4.Effective as of January 1, 2018, Section 1.101 of the Plan is amended by adding the following sentence to the end thereof:

An Employee’s period of employment with International Paper Company, to the extent not otherwise counted hereunder, will be taken into account in determining his Year of Eligibility Service, provided that such Employee was employed by International Paper Company as of the close of business on December 31, 2017, and became an Employee immediately thereafter.

5.Effective as of December 1, 2017, Section 1.102(d) of the Plan is amended by adding the following sentence to the end thereof:

An Employee’s periods of employment with National Carton & Coating, Co., to the extent not otherwise counted hereunder, will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by National Carton & Coating, Co. as of the close of business on November 30, 2017, and became an Employee immediately thereafter.

6.Effective as of January 1, 2018, Section 1.102(d) of the Plan is amended by adding the following sentence to the end thereof:

An Employee’s period of employment with International Paper Company, to the extent not otherwise counted hereunder, will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by International Paper Company as of the close of business on December 31, 2017, and became an Employee immediately thereafter.

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Eighth Amendment to the GPI Savings Plan this 28th day of November, 2017.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By: /s/ Brad Ankerholz
Brad Ankerholz

By: /s/ Carla J. Chaney
Carla J. Chaney

By: /s/ Debbie Frank
Debbie Frank

By: /s/ Stephen R. Scherger
Stephen R. Scherger

By: /s/ Brian A. Wilson
Brian A. Wilson

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